UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

Retractable Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2007, we amended our Third Amended and Restated Articles of Incorporation by changing the address of our Registered Agent.  Our Statement of Change of Registered Office/Agent which was filed with the Texas Secretary of State is incorporated herein by reference as Exhibit No. 3(i) to this report.

At a meeting held on March 25, 2008, our Board of Directors approved certain amendments to our Amended and Restated Bylaws and adopted the Second Amended and Restated Bylaws, a copy of which is incorporated herein by reference as Exhibit No. 3(ii).  The amendments include the following:

Section 1.1 Registered Office was amended to reflect the current location of our Registered Office and to set forth how such location may be changed.

Section 2.14 Inspectors of Election was amended to remove language regarding votes cast by the proxy committee and further amended to clarify that the inspector(s) of election shall only report votes cast by those that are entitled to vote.

Section 2.16 Voting List  was amended to change the minimum number of days before each meeting of shareholders by which time the shareholders’ list must be prepared and available for inspection (from 10 days prior to the meeting to 11 days prior).  This change was made to conform with the requirement of the Texas Business Organizations Code, which becomes our governing law on January 1, 2010.

Section 2.22 Action Without Meeting was amended to clarify that the writing evidencing action taken at a meeting of the shareholders without a meeting must be dated as well as signed.  Additionally, more description was added regarding the procedure for taking such an action without a meeting.  These changes were made to conform with the requirements of the Texas Business Organizations Code, which becomes our governing law on January 1, 2010.

Section 3.4 Vacancies was amended to clarify that a vacancy would exist where the terms of Directors elected pursuant to dividend default voting rights expire prior to a meeting of the shareholders.

Section 3.7 Filling Vacancies by Shareholders - Reduction of Authorized Number of Directors was amended to clarify that the shareholders’ right to fill a vacancy on the Board of Directors expires if the Board of Directors fills the vacancy prior to the shareholders’ vote.  This language clarified the Board’s existing right to fill such vacancies of generally elected Directors.  Previously, shareholders had the right to fill such vacancies only if the Board failed to act within 10 days to fill such vacancy.

Section 3.21 Committees was amended to add additional procedures pertaining to the meetings of and composition of our committees.  These changes were made to conform with the requirements of the Texas Business Organizations Code, which becomes our governing law on January 1, 2010.

Section 3.23 Compensation of Directors was added to clarify that our Directors may receive compensation and reimbursement of expenses if such payments are approved by resolution of the Board of Directors, as previously authorized under Texas law.

Section 3.24 Resignations was added to clarify the procedure to be followed by resigning Directors.

Section 4.9 Secretary was amended to address both uncertificated shares and certificated shares and also to address the custodian of the Share Register.

Section 6.5 Consideration for Shares was amended to allow the receipt of promissory notes and the promise of future services as consideration for the issuance of shares as allowed under revised Texas laws.

Section 7.4 Inspection of Records by Shareholders was amended to clarify that shareholders who examine our books and records must pay certain costs to make extracts of such records.

Section 7.10 Corporate Seal was amended to clarify that the corporate seal is still effective if a reproduction of the seal is used.

Sections 9.3 through 9.6 were added to address: Invalid Provisions; Relation of Bylaws to Articles of Incorporation, as amended; Section Headings; and Gender and Number (as referred to in the Bylaws).

Certain additional amendments were made to incorporate newer methods of electronic communication and file preservation, all of which are permissive methods pursuant to Texas law.  Additional clarifying language was inserted to conform to the Texas Business Organizations Code and to remove specific references to the Texas Business Corporation Act, which will no longer be our governing law on January 1, 2010.  In keeping with our decision to allow the transfer of uncertificated shares as well as certificated shares, we changed language and added language throughout our Second Amended and Restated Bylaws (especially in Article VI) to encompass both forms of shares.  Other clarifying and non-substantive amendments were also made to other provisions.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Second Amended and Restated Bylaws, a copy of  which is incorporated herein by reference as Exhibit No. 3(ii) to this report.

Item 8.01               Other Events.

On March 14, 2008, MedSafe Technologies LLC filed a complaint against us and Becton Dickinson and Company (“BD”) in the United States District Court for the District of South Carolina, Greenville Division.  Plaintiffs allege that our VanishPoint® syringe product line and BD’s IntegraTM product line infringe U.S. patent no. 6,074,370.   Plaintiffs seek unspecified damages including compensatory damages (with prejudgment interest) and any further relief as the Court deems appropriate.  No trial date has been set.

On April 1, 2008, we and Mr. Thomas J. Shaw filed a complaint against BD in the United States District Court for the Eastern District of Texas, Marshall Division.  We allege that BD has infringed U.S. patent no. 7,351,224 issued on April 1, 2008.  We seek actual damages (with prejudgment interest, costs and increased damages pursuant to 35 U.S.C. § 284); a permanent injunction against BD, its officers, agents, servants, employees, and others acting in concert with them to permanently restrain further infringement of this patent; attorneys’ fees, costs and treble damages; and all other relief to which we are entitled.  No trial date has been set.

Also on April 1, 2008, we filed a complaint against Occupational & Medical Innovations, Ltd. ("OMI"), an Australian company, in the United States District Court for the Eastern District of Texas, Tyler Division.  We allege that OMI has willfully infringed U.S. patent nos. 6,572,584 and 7,351,224.  We also allege theft of confidential information, intentional interference with contracts and engaging in false advertising that wrongfully disparages and mischaracterizes our products.  OMI also made false allegations regarding the source of origin of its safety syringe products that are being offered in the U.S.  We seek actual damages (with prejudgment interest, costs and increased damages pursuant to 35 U.S.C. § 284); a permanent injunction against OMI, its officers, agents, servants, employees, and others acting in concert with them from infringement, false claims and disclosure or use of confidential information or trade secrets or for selling retractable syringes that incorporate any confidential information or trade secrets; attorneys' fees, costs and treble damages; and all other relief to which we are entitled.  No trial date has been set.

On April 3, 2008, we issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99, reporting 2007 sales of $26.3 million, a new patent, and recent litigation matters.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

3(i) Statement of Change of Registered Office/Agent as filed on October 24, 2007*

3(ii) Second Amended and Restated Bylaws of the Corporation*

99 Press release issued by the Corporation on April 3, 2008**

* Incorporated herein by reference to RTI’s Form 10-K filed on March 31, 2008

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	April 7, 2008		RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

		BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE
OFFICER